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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Alkermes, Inc.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Pennsylvania                                   23-2472830
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(STATE OF INCORPORATION OR ORGANIZATION)       (IRS EMPLOYER IDENTIFICATION NO.)


64 Sidney Street
Cambridge, MA                                                   02139
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)




        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------


$3.25 Convertible Exchangeable
Preferred Stock                                         Nasdaq National Market


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which
this form relates:   333-50157   (if applicable)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-50157, filed on April 15, 1998, and amended on April 27, 1998 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Copies of the Prospectus describing the securities, and any supplements thereto, will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


ITEM 2.  EXHIBITS.

EXHIBIT NO.
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1          Registration Statement No. 333-50157.

4.1        Specimen of Preferred Stock Certificate of Alkermes, Inc.
           (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

4.2 Second Amended and Restated Articles of Incorporation of Alkermes, Inc. effective July 23, 1991. (Incorporated by reference to Exhibit 4.1(a) to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1991).

4.3 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on November 1, 1991. (Incorporated by reference to Exhibit 4.1(c) to the Registrant's Report on Form 10-Q for the quarter ended September 30,
           1991).

4.4 Amendment to the Second Amended and Restated Articles of Incorporation, as amended, as filed with the Pennsylvania Secretary of State on February 12, 1993. (Incorporated by reference to Exhibit 4.1(d) to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1992).

4.5 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on February 26,1998 (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

4.6 Indenture, dated as of March 1, 1998, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                     ALKERMES, INC.



                                       By: /s/ Richard F. Pops
                                          -----------------------
                                           Richard F. Pops
                                           Chief Executive Officer



Dated:    May 15, 1998



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